Listing Report:Supplement No. 114 dated Dec 14, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 475371
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$316.34

Auction yield range:	10.51% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-2001	Debt/Income ratio:	5%
Credit score:	700-719 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	10y 7m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	9	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	exchange-detective1	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Dental Surgery
Purpose of loan:
I'm requesting this loan to help me pay for a much needed dental surgery.? I have dental insurance, but they apparently only cover $2k per year, and I have already paid more than $16k out of pocket this year.? There is only 1 procedure remaining.

My financial situation:
I have over 10 years working for a great company where I started as an intern my freshman year of college, and currently work as the business unit manager for the southwest region.? I earn $86k in salary, as well as bonuses and stock offerings that total $20k+ and are payable each spring.? The last few years of my credit record have been flawless and I have $0 in debt.? I've tried very hard to live debt free, but in this situation I need a short term loan.

Monthly net income: $ 5184 (after taxes, insurance, 401k, retirement fund etc.)

Monthly expenses: $?2475
??Housing: $ 550
??Insurance: $ 65
??Car expenses: $ 200 (gas/maintenance only, car is paid for)
??Utilities: $ 120
??Phone, cable, internet: $ 140
??Food, entertainment: $ 800
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 0
??Other expenses: $ 200 (estimated miscellaneous spending)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 486985
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-2000	Debt/Income ratio:	12%
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	7	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 6	Length of status:	2y 1m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,621	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	principal-scrutinzer957	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business expansion loan
The loan will be used for business expansion. In the last 2 years I have developed a part-time business that is now constantly generates several thousand dollars per month. The business is consists of delivering online classes to clients who are mandated for court, personal or business reasons. Classes are sold in every state and some international countries. I have invested my profits in a new course delivery system and new products. The $7500 is needed for marketing new products and services.

I am good candidate for this loan because my business has a 2+ year track record of profitability. Because my products are information products I have no inventory and very low overheads. This business is managed and maintained by a team of PhD level experts and software developers who are respected in their industry. Monthly net income: $ 6500

Monthly expenses: $ 4000
??Housing: $ 1020
??Insurance: $ 150
??Car expenses: $ 650
??Utilities: $ 310
??Phone, cable, internet: $ 170
??Food, entertainment: $ 300
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 800
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487349
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.55%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$250.69

Auction yield range:	2.51% - 7.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Mar-1990	Debt/Income ratio:	14%
Credit score:	780-799 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	6y 3m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,700	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	26%
		Homeownership:	No
Screen name:	jakesmom118	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Waterproofing our leaky basement
This loan will be used towards waterproofing our home?s basement before major foundation damage occurs.

I am a good candidate for this loan as I have very little debt to my name. I have no credit card bills. Other than a car payment, my only debt is the line of credit that I took out in 2007 for $26,500. That balance is now down to $9500, I?ve managed to pay $17,000 in under 4 years. This should indicate that I always pay my bills on time and am a good risk. The reason I need the loan is in the past 4 years I?ve purchased a house, gotten married (paid for the wedding ourselves) and just had a baby this past January... So, of course, my savings has been greatly reduced with wedding, home repair and new baby costs. As life always goes, a leaky basement was not something my husband and I planned on, so a personal loan is our only option in getting the necessary repair and maintenance done. One other thing to note is that although my husband is not on this loan application he shares all the bills with me so he will be contributing to the payment as well.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487455
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Nov-1992	Debt/Income ratio:	50%
Credit score:	700-719 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 16	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,189	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	14%
		Homeownership:	Yes
Screen name:	kind-community-tremolo	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
I need this funding in order to consolidate debt accrued over the past year and in order to keep my veterinary business alive. I am a mother of 2, business owner and wife and strive to do the best that I can for everyone. I started my business in 2008 when the economy hit the bottom and have been unable to get bank loans to consolidate my debt. I can easily make the above payments and should be able to pay this loan off early. I have never been late or defaulted on any loan. I am happy to answer any questions that you may have for me. I am looking for someone to bid down the interest rate to a more reasonable amount and hope that I can find lenders to help me. Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487581
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	3	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	2y 6m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$16,461	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Homeownership:	No
Screen name:	marketplace-saga	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to bring credit cards to zero and new computer for A+ student's sweet 16?

My financial situation: Good
I am a good candidate for this loan because I pay all my debts ?

Monthly net income: 4000 $

Monthly expenses:2000 with new loan $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487609
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$316.34

Auction yield range:	10.51% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-1991	Debt/Income ratio:	8%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	7 / 7	Length of status:	1y 10m
Amount delinquent:	$10,673	Total credit lines:	25	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,521	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	generosity-auctioneer	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buy a car
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487617
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$158.33

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Aug-1998	Debt/Income ratio:	12%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	7	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	5y 11m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,377	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	responsibility-chomper9	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Amex for Family Emergency
Purpose of loan:
This loan will be used to? pay my upcoming Amex which was used to cover recent family emergencies.
My financial situation:
Very stable, six years same employer.? Extraordinary family expenses now due on Amex - otherwise well-off.? Recently put savings into the purchase of a home and cross-country move?and was caught off guard when my extended family was in trouble.? Usually have at least this amount in savings with open balances on credit cards.
Monthly net income: $ 11,500
Monthly expenses: $ 9,700
? Housing: $?4000
? Insurance: $ 400
??Car expenses: $?600
? Food, entertainment: $?1200
? Credit cards:? $ 1500
? Graduate student loans, $2,000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487641
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,100.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%

Starting lender yield:	9.55%	Starting borrower rate/APR:	10.55% / 12.66%	Starting monthly payment:	$133.36

Auction yield range:	3.51% - 9.55%	Estimated loss impact:	3.28%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Dec-1979	Debt/Income ratio:	12%
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	30 / 27	Length of status:	23y 8m
Amount delinquent:	$0	Total credit lines:	58	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,541	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	27%
		Homeownership:	Yes
Screen name:	best-neighborly-social	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	740-759 (Latest)
Principal borrowed:	$11,500.00	< 31 days late:	0 ( 0% )	780-799 (Oct-2010) 760-779 (Jan-2010)
Principal balance:	$8,619.58	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Reducing interest rate on credit ca
Purpose of loan:
This load will be used to pay off high interest credit cards.?

My financial situation:
I am a good candidate for this loan because I have paid off significant debt this year and recently received a promotion.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487653
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	May-1986	Debt/Income ratio:	61%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	2y 5m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,989	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	greeneyedlady613	Borrower's state:	Texas	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	47 ( 100% )	640-659 (Latest)
Principal borrowed:	$4,800.00	< 31 days late:	0 ( 0% )	660-679 (Nov-2009) 660-679 (Oct-2009) 640-659 (Sep-2009) 560-579 (Aug-2007)
Principal balance:	$1,004.52	31+ days late:	0 ( 0% )
Total payments billed:	47
Description
Need Money for Medical
Purpose of loan:
This loan will be used to? I need new glasses and dental work before the end of the year when my medical coverage decreases.

My financial situation:
I am a good candidate for this loan because? I have paid off one Prosper loan, paid off my car; am current with all my bills; I pay more than the minimum monthly payments.?
Monthly net income: $ 2000.00

Monthly expenses: $
??Housing: $ 0-
??Insurance: $ -0-
??Car expenses: $?Car paid off, 150.00
??Utilities: $ 50.00
??Phone, cable, internet: $ 90.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 800.00
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487659
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%

Starting lender yield:	9.55%	Starting borrower rate/APR:	10.55% / 12.66%	Starting monthly payment:	$130.10

Auction yield range:	3.51% - 9.55%	Estimated loss impact:	3.28%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Aug-1991	Debt/Income ratio:	9%
Credit score:	820-839 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 7m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,136	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	12%
		Homeownership:	Yes
Screen name:	newest-organic-deal	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	7 ( 100% )	820-839 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	800-819 (Apr-2010)
Principal balance:	$2,474.23	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Furnaces
Purpose of loan:
This loan will be used to?pay for furnace repairs and replacements

My financial situation: is in good standing
I am a good candidate for this loan because?the income generated by my apartment building will pay for the monthly payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487689
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$316.34

Auction yield range:	10.51% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	860-879 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	11 / 9	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,423	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	15%
		Homeownership:	Yes
Screen name:	benevolent-value82	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buss Fin for Manuf of new product
Purpose of loan:
This loan will be used to finance operating cost of manufacturing and marketing a new product I invented here in the USA?

My financial situation:
I am an excellent candidate for this loan because I have never defaulted on any loan and my credit score is 805 or higher.

Monthly net income: $2,100

Monthly expenses: $1960.14
??Housing: 1289$
??Insurance: $35
??Car expenses: $60
??Utilities: $75
??Phone, cable, internet: $50
??Food, entertainment: $300
??Clothing, household expenses $100
??Credit cards and other loans: $40
??Other expenses: $11.14
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487793
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 35.86%	Starting monthly payment:	$165.93

Auction yield range:	13.51% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-2009	Debt/Income ratio:	18%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$364	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	No
Screen name:	orange-sublime-p2ploan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off my school
Purpose of loan:
This loan will be used to pay for my school

My financial situation:
I am a good candidate for this loan because I have a permanent job

Monthly net income: $ 1000

Monthly expenses: $ 500
??Housing: $0
??Insurance: $0
??Car expenses: $0
??Utilities: $0
??Phone, cable, internet: $0
??Food, entertainment: $300
??Clothing, household expenses $200
??Credit cards and other loans: $100
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487811
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 35.86%	Starting monthly payment:	$87.33

Auction yield range:	13.51% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-1997	Debt/Income ratio:	29%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 17	Length of status:	6y 1m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,669	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	90%
		Homeownership:	No
Screen name:	thomasolove28	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	(Nov-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
TO PAY TUTION FOR COLLEGE
Purpose of loan: This loan will be used to help pay towards my tution for college. I?m a single parent that is working full-time and attending college full-time, to earn my bachelor degree in nursing. My education is very important; it will allow me to provide a better life for my son and myself. I look forward in returning back to school to complete my degree. My son father is not part of his life and I have been the sole parent in raising him with the support of my family.??

My financial situation:
I am a good candidate for this loan because I have never missed a schedule payment or had problems with making my payments.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 67
??Car expenses: $ 140
??Utilities: $ 100
??Phone, cable, internet: $ 86
??Food, entertainment: $ 150
??Clothing, household expenses $?150
??Credit cards and other loans: $ 120
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487817
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$144.76

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Feb-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	8y 7m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Professional
Public records last 12m / 10y:	1/ 2	Revolving credit balance:	$5,452	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	peace-ecstasy	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New equipment for photo business
Purpose of loan:
This loan will be used to purchase new equipment for my photography business.

My financial situation:
I am a good candidate for this loan because I have been in business for myself for over eight years. Each year the business has grown from the previous year. My business has steady income from regular, long term clients. I am a responsible small-business owner and conduct my business with honesty and integrity. I appreciate your consideration.

Monthly net income: $4300

Monthly expenses: $1350

??Insurance: $200
??Car expenses: $450
??Food, entertainment: $400
??Clothing, household expenses $100
??Credit cards and other loans: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487823
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,391.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 35.86%	Starting monthly payment:	$148.07

Auction yield range:	13.51% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1998	Debt/Income ratio:	28%
Credit score:	680-699 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,106	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	80%
		Homeownership:	Yes
Screen name:	auction-caramel0	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Furnace
undefinedundefinedundefined Purpose of loan:
This loan will be used to? Fund a Furnace, and pay of small credit card

My financial situation:
I am a good candidate for this loan because? I have a good job, wife works, and a happy family.

Monthly net income: $ 3500

Monthly expenses: $ 2400
??Housing: $ 580
??Insurance: $ 120
??Car expenses: $ 50
??Utilities: $ 250
??Phone, cable, internet: $ 250
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 950
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487829
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 40.24%	Starting monthly payment:	$54.28

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-2006	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,258	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	83%
		Homeownership:	No
Screen name:	p2ploan-sorcerer6	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Off-set cash auto perchase
Purpose of loan:
This loan will be used to? offset the cash purchase of my car. I bought it on e-bay before I got a loan and put more of my savings in it than I had budgeted

My financial situation:
I am a good candidate for this loan because? I make all my payments on time and don't live beyond my means

Monthly net income: $ 1250

Monthly expenses: $ 961
??Housing: $ 334
??Insurance: $ 37
??Car expenses: $ 100
??Utilities: $ 150
??Phone, cable, internet: $ 80
??Food, entertainment: $ 160
??Clothing, household expenses $ 40
??Credit cards and other loans: $ 60
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487831
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Apr-2002	Debt/Income ratio:	28%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	19y 6m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,044	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	100%
		Homeownership:	No
Screen name:	return-javelin1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting Over, Paying off my bills
Purpose of loan:
This loan will be used to help me get back on my feet and pay my bills off.? Got stuck with the bills from my divorce.

My financial situation:
I am a good candidate for this loan because I have always paid my bills no matter what.? Try to lower my monthly payment and get rid of the high interest credit cards.

Monthly net income: $ 1920.00

Monthly expenses: $
??Housing: $ 350.00
??Insurance: $ 77.00?
??Car expenses: $ 0
??Utilities: $ 0 included in rent.
??Phone, cable, internet: $ 0
??Food, entertainment: $ 50.00?
??Clothing, household expenses $ 0
??Credit cards and other loans: $ ?240.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487847
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,400.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%

Starting lender yield:	9.55%	Starting borrower rate/APR:	10.55% / 12.66%	Starting monthly payment:	$175.64

Auction yield range:	3.51% - 9.55%	Estimated loss impact:	3.28%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jan-1999	Debt/Income ratio:	18%
Credit score:	780-799 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	9y 2m
Amount delinquent:	$102	Total credit lines:	9	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,773	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	34%
		Homeownership:	Yes
Screen name:	MatAttack	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	65 ( 98% )	780-799 (Latest)
Principal borrowed:	$8,200.00	< 31 days late:	1 ( 2% )	680-699 (May-2008) 640-659 (May-2007)
Principal balance:	$965.91	31+ days late:	0 ( 0% )
Total payments billed:	66
Description
Expand Freelance Business
Purpose of loan:
I am listing this loan to consolidate credit on business equipment purchases and expand my freelance operations with equipment purchases. This will be my third Prosper loan since 2007, the first one of which was paid off in May 2010. When I opened my first loan back then I had less than ideal credit and very much appreciated the Prosper service, and the lenders that made it possible. The loan helped me invest in some opportunities and get married. Hopefully it make a few extra dollars for the investors as well. Since then my credit has massively improved, and I am looking to use Prosper again to expand my freelance video/cinematography business.

My financial situation:
I have an existing full time job that I have held for nearly 10 years. My net income is $2300 a month. In addition to that income I typically receive an additional $1,000 a month on side video production projects, which I am looking to expand. This additional income is not included in my Prosper reported income. I do not have a car payment, and pay minimal car insurance, I prefer to invest in myself.

Please note - There is currently a payment on my loan that was paid off in May 2007 that is listed as less than 15 days late. This is incorrect and I have spoken with Prosper about it. The payment was for $1.24 and was a mis-calculation on Prospers part for the final payment of my loan. The additional $1.24 was automatically deducted like every other payment as soon as the problem was noticed. Prosper has acknowledged this was not my fault and is resolving the problem. I have never made a late payment on either of my Prosper loans.

My monthly expenditures:
Mortgage: $560
Car Insurance: $80
Existing CC Payments: $160-$1000 depending on the month
Food/Entertainment: $100
Utilities, Cable, Internet: $58 (Condo Living)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487853
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 36.28%	Starting monthly payment:	$65.50

Auction yield range:	13.51% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-2002	Debt/Income ratio:	29%
Credit score:	700-719 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,329	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	DJXpresse	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	700-719 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2008)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Getting my engine repaired.
Purpose of loan:
This loan will be used to get the head gasket in my car replaced.

My financial situation:
I am a good candidate for this loan because I am always on time making payments and I just recently started a very good paying job.

Monthly net income: $ 2115

Monthly expenses: $
??Housing: $ 425
??Insurance: $ 100
??Car expenses: $ 250
??Utilities: $ 125
??Phone, cable, internet: $ 50
??Food, entertainment: $ 250
??Clothing, household expenses $
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487855
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$85.95

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-2010	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	6	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,418	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	fund-hyperdrive4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need help with medical bills take 2
Purpose of loan:
On July 3rd of this year, while cleaning the gutters, I fell off a ladder and ended up breaking the L1 and L3 vertibrate on my spine.
Insurance, unfortunately, did not end up covering much of my treatment.
I currently owe over $2000 in medical bills (after already paying off $1200 from savings) and wish to not fall into debt.
This money would help greatly in my time of need.

My financial situation:
I am a good candidate for this loan because I am very promp with payments.
My credit history only dates back to January of 2010 (hence the HR Prosper Rating) but my credit score is already?670 and continues to rise.
I have never missed a single payment on anything and even pay more than the monthly payment when possible.
I am not in any sort of debt currently and hope to stay that way.
My income is steady and consistant.
I currently live with my parents and give a good portion of my paycheck to them to help them from falling behind on mortgage payments.

Monthly net income: $ 2000

Monthly expenses: $1300
??Housing: $ 0 (living with my parents)
??Insurance: $?200
??Car expenses: $?200
??Utilities: $?0
??Phone, cable, internet: $?0?
??Food, entertainment: $?200
??Clothing, household expenses $?50
??Credit cards and other loans: $?150
??Other expenses: $ 500 (helping my parents out with their mortgage)

I am a very well organised person and my goal is to pay off every loan as soon as possible.
Every single payment of this loan will be made on time and that is a guarantee, not just a promise.
Please give me a chance. Any help would be greatly appreciated and considered a blessing.
Thanks to all that helped fund my last listing. Hopefully this one will fare better
Thank you for your time and support.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487861
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$105.45

Auction yield range:	10.51% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1995	Debt/Income ratio:	13%
Credit score:	680-699 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	4y 7m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$7,626	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	Aftrhrs	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BBQ Man Buying Commerical Smoker
Purpose of loan:
This loan will be used to purchase a Lang 84 (www.pigroast.com) commercial smoker.? I currently own a Yoder smoker "Cheyenne"? (www.yodersmokers.com).? I have been working on my own personal BBQ recipes and have catered many parties with all positive results.? I need a bigger smoker to be able to cater large parties.

My financial situation:
I am a good candidate for this loan because I have been paying all of my financial obligations since my divorce (reason for public record).? Good credit is very important to me and this is a low risk loan.?? I have been a lender on Prosper since 2008 and would still be lending if it wasn't frozen in my state.? I plan on using this loan and paying it back in 1 year to not only start a business but to also see how the other half of Prosper works.? I am only borrowing part of the money for this smoker as I have the rest in cash.? My bankcard utilization is much lower than shown as my credit limit has been increased in the last two weeks and my actual utilization is approximately 56%.? I would rather purchase this smoker with a loan thru here than to pay high interest on it for the year.?

Monthly net income: $ 3600
Monthly expenses: $ 2635
??Housing: $ 860
??Insurance: $ 140
??Car expenses: $?590
??Utilities: $ 145
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487871
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.55%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$626.73

Auction yield range:	2.51% - 7.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Mar-2001	Debt/Income ratio:	10%
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	9y 5m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,693	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	18%
		Homeownership:	No
Screen name:	forceful-duty178	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I feel simple to manage single loan
Purpose of loan:
This loan will be used to consolidate most of my credit card balances so I can better manage my debt with single predictable EMI. Our credit card companies have proven to be not very useful when you are in need of cash. They started being more and more creative after the recent CARD Act to squeeze us in many ways we could not even imagine. I don't like using these credit lines any more and rather I would fixate on a single fixed APR loan with a predictable single payment as long as I'm responsible (which is sure I am) in paying them back. I can only assure the lenders that this would be mutually beneficial to us both!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487883
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.55%

Starting lender yield:	7.00%	Starting borrower rate/APR:	8.00% / 8.34%	Starting monthly payment:	$313.36

Auction yield range:	2.51% - 7.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Mar-1979	Debt/Income ratio:	2%
Credit score:	820-839 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	6y 6m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,734	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	8%
		Homeownership:	No
Screen name:	thoughtful-peso	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
REMODELING GARAGE- TO GUEST HOUSE
Purpose of loan:
This loan will be used to? Remodel my garage into a guest house for my mother in law. She has developed Alzeimers and I would like to bring her to live with us vs being in a nursing home.
I am a good candidate for this loan because? I Have never failed to pay a bill or anyone on time,For over 30 years my credit has been impeccable. I believe it speaks for itself.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487885
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jan-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-739 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	10y 7m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	GracieLou2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pet Boutique - Start Up Capital
Purpose of loan:
I am going to start a small Pet Boutique for Cats and Dogs?but need the initial funds to purchase my inventory and displays.? I was looking for a business where I can be passionate about my product as well as make a difference in my community so I will be donating a small percentage to local non profit rescue groups.??I am looking to carry mostly unique items along with some of the basic pet needs as well.? My start up location is a very quaint town where?tourists and locals?come to shop and eat at the well known restaurants.? In the?near future I will create a website and also look to set up vendor booths at various street fairs or?markets and equine events that allow vendor booths. Thank You For Bidding.

My financial situation:
Everything I have is paid for and have no hidden debt.? Rent on the business location is extremely low so my main focus will be paying on the loan and business expansion.? I will be keeping my current job so the boutique business will be an additional income.
Monthly net income: $ 2000.00
Monthly expenses: $ 1330.00
??Housing: $?250.00
??Insurance: $65.00
??Car expenses: $?200.00
??Utilities: $?80.00
??Phone, cable, internet: $?85.00
??Food, entertainment: $?200.00
??Clothing, household expenses $?250.00
??Credit cards and other loans: $?50.00
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487895
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$144.76

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Feb-1988	Debt/Income ratio:	26%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	4 / 2	Length of status:	26y 0m
Amount delinquent:	$39	Total credit lines:	13	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	unabashed-platinum6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I will repay in 2 weeks
Purpose of loan:
This loan will be used to?I have back taxes, a credit card and a loan from my 401K. I would like to consolidate all these into 1 loan from my 401K. I need 3200.00 to pay off my existing 401K loan . Then I will get a 401K loan to cover all these including paying back this loan. The turn around is about 2 weeks.

My financial situation:
I am a good candidate for this loan because I am an honest and hardworking EMT who only needs this loan for 2 weeks.?

Monthly net income: $ 2850.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487903
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-2000	Debt/Income ratio:	36%
Credit score:	680-699 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,929	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	supreme-exchange1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Moving- need help with deposit
Purpose of loan:
This loan will be used?to help pay my security deposit on a house for me &my family?

My financial situation:
I am a good candidate for this loan because I am never late on my payments.

Monthly net income: $ 2960.00 + various over time?My wife also works and helps pay montly expenses, her net income is $1,800 per month

Monthly expenses: $
??Housing: $1500.00
??Insurance: $120.00
??Car expenses: $182.26
??Utilities: $50.00
??Phone, cable, internet: $150.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 250.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487915
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	60 months	Estimated loss:	5.95%

Starting lender yield:	16.90%	Starting borrower rate/APR:	17.90% / 19.33%	Starting monthly payment:	$380.09

Auction yield range:	6.00% - 16.90%	Estimated loss impact:	6.24%
Lender servicing fee:	1.00%	Estimated return:	10.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1995	Debt/Income ratio:	12%
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	0y 7m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,849	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	5	Bankcard utilization:	53%
		Homeownership:	Yes
Screen name:	duty-supporter	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to?? This loan will be used to pay off my credit card debt and that of my wife?s.By consolidating my debt I will be reducing my monthly expense and save on interest.My financial situation:
I am a good candidate for this loan because? I have steady employment and good credit history.?

Monthly net income: $?$4724 plus commission checks every other month.? Oct Commission was $8,600 net and December Commission was $6,000 net.
??Housing: $ 1423
??Insurance: $ 100
??Car expenses: $ 355
??Utilities: $ 350
??Phone, cable, internet: $ 95
??Food, entertainment: $ 1000
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487919
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 35.86%	Starting monthly payment:	$305.66

Auction yield range:	13.51% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-1997	Debt/Income ratio:	17%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	10 / 8	Length of status:	4y 8m
Amount delinquent:	$1	Total credit lines:	24	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,606	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	jujitsu2	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Card debt.
Purpose of loan:
This loan will be used to consolidate payments and payoff my credit card debt.
My financial situation:
I am a good candidate for this loan because I pay my credit cards on time every month and always pay more than the minimum due.

Monthly net income: $ 2480.00: $2280.00 plus $200 from baby's father.

Monthly expenses: $
??Housing: $ 772.00
??Insurance: $ 54.00
??Car expenses: $ 244.00 ($160.00 Gas; $84.00 Car Insurance)
??Utilities: $ 70.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $?200.00 (food)
??Clothing, household expenses $ 120.00 (Diapers & Formula)
??Credit cards and other loans: $ 250.00
??Other expenses: $ 480.00 Daycare
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487925
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 19.53%	Starting monthly payment:	$41.54

Auction yield range:	5.51% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1995	Debt/Income ratio:	18%
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	3y 0m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,518	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	34%
		Homeownership:	Yes
Screen name:	rupee-explorer	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Assist family member in need
Purpose of loan:
This loan will be used to?
Provide assistance to family member in need
My financial situation:
I am a good candidate for this loan because? I will pay.? I currently have a loan with Lending Tree.

Monthly net income: $ 2627

Monthly expenses: $
??Housing: $ 610
??Insurance: $ 60
??Car expenses: $ 315
??Utilities: $ 80
??Phone, cable, internet: $ 135
??Food, entertainment: $ 130
??Clothing, household expenses $ 30
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487931
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.25%

Starting lender yield:	9.55%	Starting borrower rate/APR:	10.55% / 12.66%	Starting monthly payment:	$97.58

Auction yield range:	3.51% - 9.55%	Estimated loss impact:	3.28%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-2004	Debt/Income ratio:	13%
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,444	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	Yes
Screen name:	mnc86	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	22 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	620-639 (Apr-2008) 620-639 (Feb-2008) 620-639 (Jan-2008) 600-619 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Fixing kitchen, A.C and roof
Purpose of loan:
This loan will be used to repair my house. I have wall units that needs to be removed because they do not work and I have insects and what else in there. Sometimes fighting for space I guess. I need a new flat roof from what the roofer told me and the fact that it leaks through my kitchen cabinets when it rain.

My financial situation:
I am a good candidate for this loan because I always pay my bills on time and always pay more than the minimum required. I take my responsibilities seriously because I never know when I will be needing help one again. My prosper history will also tell the same thing.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487949
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1988	Debt/Income ratio:	20%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	8 / 4	Length of status:	11y 5m
Amount delinquent:	$2,777	Total credit lines:	28	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,105	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	student335	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BUYING USE CAR
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487955
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-819 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	6y 11m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,396	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	53%
		Homeownership:	Yes
Screen name:	newest-credible-dedication	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investing in a NEW business!
This loan will be used for:

This loan will be used to start a new business and increase my monthly income from $3,938.00 to $5,500.

My financial situation:

I have a steady income source but want to expand my cash flow and reinvest into 3 different online businesses.

I am a good candidate for this loan due to my credit score being above 750 even though my DTI doesn't show it.

Monthly Net Income: $3,938.00

Monthly Expenses:
Housing: $2,350.00
Insurance: $70.00
Car Expense: paid off
Utilities: $400
Phone, cable, internet: $100
Food: $140
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487961
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.70%

Starting lender yield:	20.40%	Starting borrower rate/APR:	21.40% / 24.82%	Starting monthly payment:	$121.22

Auction yield range:	7.51% - 20.40%	Estimated loss impact:	9.18%
Lender servicing fee:	1.00%	Estimated return:	11.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1995	Debt/Income ratio:	3%
Credit score:	780-799 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	0y 9m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	searcher051	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 480390
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	12 months	Estimated loss:	1.55%

Starting lender yield:	6.00%	Starting borrower rate/APR:	7.00% / 7.94%	Starting monthly payment:	$86.53

Auction yield range:	1.90% - 6.00%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	4.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Dec-2006	Debt/Income ratio:	10%
Credit score:	720-739 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,121	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	9%
		Homeownership:	No
Screen name:	HermanstadtKid	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Use Prosper to improve credit score
Purpose of loan:
This loan will be used to raise my credit score.

My financial situation:
I am a good candidate for this loan because I have a stable job and I have solid savings. My expenses are low because I share the load with my spouse. I will be able to repay this loan in a year. My plan is to make higher payments every month through automatic bank withdrawal.
Monthly net income: $ 1,380 - excess of $380 monthly

Monthly expenses: $ 1,000
??Housing: $ 300
??Insurance: $ 150
??Car expenses: $ 150
??Utilities: $ 30
??Phone, cable, internet: $ 20
??Food, entertainment: $ 150
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: -
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485704
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Sep-1999	Debt/Income ratio:	39%
Credit score:	620-639 (Dec-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 9	Length of status:	5y 7m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,991	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Homeownership:	No
Screen name:	silver-producer	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	700-719 (Nov-2010) 640-659 (Nov-2009) 640-659 (Oct-2009)
Principal balance:	$1,515.37	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
borrowers, flee to lending club!!

My financial situation:?PROSPER SUCKS A FAT DICK!!!!!!? Go to lending club, with the same credit I got my loan at 11.5% interest.? FUCK OFF PROSPER, YOU SUCK A FAT COCK.?
Monthly net income: $ 2314

Monthly expenses: $
??Housing: $ 225
??Insurance: $?included in mortgage payment
??Car expenses: $ 0
??Utilities: $ 115
??Phone, cable, internet: $ 40
??Food, entertainment: $ 400
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 337
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 486382
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	26.75%	Starting borrower rate/APR:	27.75% / 31.31%	Starting monthly payment:	$309.21

Auction yield range:	10.51% - 26.75%	Estimated loss impact:	10.47%
Lender servicing fee:	1.00%	Estimated return:	16.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1975	Debt/Income ratio:	39%
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 9	Length of status:	48y 6m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$43,565	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Homeownership:	Yes
Screen name:	commerce-popcorn1	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	720-739 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	740-759 (May-2010)
Principal balance:	$4,123.87	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Helping my daughters in a business
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487308
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,800.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 35.86%	Starting monthly payment:	$209.59

Auction yield range:	13.51% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1977	Debt/Income ratio:	18%
Credit score:	680-699 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	5y 8m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$257	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	coin-encore	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,100.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2010) 720-739 (Jan-2010)
Principal balance:	$889.76	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Just A Little Help Is Needed
Thanks for your time and consideration in looking at my listing again.

There were some unexpected expenses this past year (medical, dental, car repairs, attorney fees). ? Because of this, the monthly payments, fell behind, and it has been very difficult to catch up. This loan will bring these current.?

I am a RN, but have only worked on an on-call basis for the last couple of years.? The reason for this is that I now live with, and care for my elderly father, after he suffered a stroke.? Luckily, he does quite well, but needs help with his daily activities. I feel blessed that I am able to do this for him, but the finances have been a bit strained.? An attorney helped with obtaining a benefit that will be paid as a one-time payment of $9000 by April, 2011.? After that, there will be payments of $1600 per month.? My current year-to-date income is $15266.? My monthly income is approx $900-1000/month, so this will increase my income to $2500 -2600/month.? I should be able to repay this loan easily within this next year, and also an existing Prosper loan. The payments will be on autopay.? Thanks again.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487620
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Nov-1998	Debt/Income ratio:	44%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	7 / 7	Length of status:	2y 2m
Amount delinquent:	$117	Total credit lines:	24	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,032	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	magical-currency2	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating debt
Purpose of loan:
This loan will be used to consolidate debt into one monthly payment/ increase my credit score

My financial situation:
I am a good candidate for this loan because i will pay on time. I have high debt to income ratio but I pay credit lines on time

Monthly net income: $ 5000 combined with my spouse income (most credit lines are in both names)

Monthly expenses: $
??Housing: $ 767
??Insurance: $ 122
??Car expenses: $ 521
??Utilities: $?350
??Phone, cable, internet: $ 0
??Food, entertainment: $?300 (groceries)
??Clothing, household expenses $200
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487626
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 36.28%	Starting monthly payment:	$65.50

Auction yield range:	13.51% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1996	Debt/Income ratio:	27%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	10y 9m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$21,119	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	brightest-reasonable-return	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,700.00	< 31 days late:	0 ( 0% )	660-679 (Feb-2010)
Principal balance:	$2,205.36	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Debt Consolidation
Purpose of loan:
This loan will be used to? pay off some lower balance accounts to get them off the books.

My financial situation:
I am a good candidate for this loan because? I have a spotless history of on time payments, and I am very committed to continue working to decrease my debts.? I have worked for my current employer for 10+? years and our company is very stable and well positioned.? I have a current Prosper loan out that was taken to fulfill a life-long dream to travel to Ireland with my cousin.? Like my other financial obligations, all payments have been made in a timely manner.? Thank you.

Monthly net income: $ 3500 pretax

Monthly expenses: $ 2400
??Housing: $ 400
??Insurance: $ 250
??Car expenses: $ 150
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 250
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 775
??Other expenses: $ 125
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487632
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.50%

Starting lender yield:	9.95%	Starting borrower rate/APR:	10.95% / 13.07%	Starting monthly payment:	$490.73

Auction yield range:	3.51% - 9.95%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-2001	Debt/Income ratio:	10%
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 2	Length of status:	9y 7m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Chemist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,866	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	61%
		Homeownership:	No
Screen name:	dinero-violin	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debts sooner
Purpose of loan:
This loan will be used to? pay off my debts sooner, lower my monthly payments and increase my savings.

My financial situation:
I am a good candidate for this loan because? I always pay all my bills on time.? I was in debt only because I tried to do what I thought was the right thing to do at the time - co-signed a loan to help someone in need.? I only realized the mistake when the person defaulted on the loan and I had to assume paying it.? It was hard on me because it affected not only my personal life but my financial status as well.? I managed to pay my obligations on a timely manner, slowly improved my credit score to a point where I can apply for another loan to pay off everything in the shortest time possible.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487650
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1996	Debt/Income ratio:	17%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	41	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,847	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	56	Bankcard utilization:	63%
		Homeownership:	No
Screen name:	platinum-linkage3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bakluvit at first bite.

Purpose of loan:
This loan will be used to fund the initial start up of Bakluvit- The World's Most Lovable Baklava. An unique and popular family recipe has been growing in popularity since I came to this country when I was seven years of age. The idea started 2 years ago, but since I didn't have the capital to do what I wanted then, I figured out and learned how to do all the everything myself. Everything from fully trademarking, lab certified nutrition facts, custom FDA packaging biodegradable prototypes, business licenses, market research conducted on with over 300 people, website design and logo, and an ever-growing unique and detailed marketing plan for maximum exposure. There is currently interest in nationwide retailers and an opportunity to be in a nationwide magazine's special "food" edition in a couple of months. I am now in a position where I have done everything I can do on my own and in need of capital to order the custom FDA packaging that will allow me to be sell in major retailers.

The company's philosophy is "Live, Love, and Laugh. My goal is to generate a generous enough profit in order to spread love all around the world and also start a foundation in which it's sole goal is to give back to the communities we serve.

My financial situation is now very stable (and has been for the last few years). In 2007, I had gotten in a severe car accident in which my insurance lapsed without my knowing. I had paid my entire annual premium up front due to paying my, but then I moved out of town and did not receive notice of my insurance expiring- putting me out of coverage and lots of out of pocket expenses. Because of this, I got hit with more than I can handle and my credit worthiness dropped.

I am a good candidate for this loan because I am paying extremely high interest rates for this loan, but regardless, the business is still profitable- Means you'll get you'll get your repayment, regardless. Upon acquiring the funds to order the packaging, I will be leaving my one bedroom apartment and moving back with my family in order to cut all my monthly costs (with exception to one car payment of less than $300). I'm making my move solely because this will allow me to follow the passion I have for this business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487656
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.82%	Starting monthly payment:	$58.81

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-1982	Debt/Income ratio:	33%
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,700	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	red-safe-kindness	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	720-739 (Latest)
Principal borrowed:	$4,600.00	< 31 days late:	0 ( 0% )	740-759 (Mar-2010)
Principal balance:	$3,739.73	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Paying Insurance Co-Pay
Purpose of loan:
I withdrew my original loan request?for $2800 because I have since paid $1500 of the insurance co-pay.? I would like to pay the remaining $1300 of this insurance bill.

My financial situation:
I am a good candidate for this loan because I pay my bills on time and am never late.? I believe the HR rating is due to the fact that?my husbands income is not included.??We have owned our home for 20 yrs. We will be paying down most of the credit card debt after the first of the year out of our brokerage account so we don't have to pay taxes on it this year.?

Monthly net income:?Total?$7547????????$2515 (mine)? $4996 (husbands)?

Monthly expenses: $?4128
??Housing: $ 1578
??Insurance: $??200?
??Car expenses: $?500 (car payment & gas) 4 car payments left?
??Utilities: $ 275?
??Phone, cable, internet: $275
??Food, entertainment: $ 400?
??Clothing, household expenses $ 200?
??Credit cards and other loans: $?600?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487686
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	26.75%	Starting borrower rate/APR:	27.75% / 33.82%	Starting monthly payment:	$41.23

Auction yield range:	10.51% - 26.75%	Estimated loss impact:	10.47%
Lender servicing fee:	1.00%	Estimated return:	16.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1995	Debt/Income ratio:	38%
Credit score:	720-739 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 12	Length of status:	11y 11m
Amount delinquent:	$0	Total credit lines:	50	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,511	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	power-loyalist0	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	700-719 (Jan-2010)
Principal balance:	$1,866.65	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Payoff high interest bill
Purpose of loan:
This loan will be used to? payoff other high rate bills that have high interest rate and will be impossible to pay off, paying on the minimum

My financial situation:
I am a good candidate for this loan because? I am employed and able to pay this money back.? I also have a part time job that pay relatively well.

Monthly net income: $ 4400.00

Monthly expenses: $
??Housing: $ 787
??Insurance: $ 150
??Car expenses: $ 400
??Utilities: $ 200
??Phone, cable, internet: $ 80
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487690
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 17.07%	Starting monthly payment:	$519.25

Auction yield range:	5.51% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-1985	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	16y 11m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,018	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	8%
		Homeownership:	No
Screen name:	forceful-rate9	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To buy things
Purpose of loan:
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487692
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$203.32

Auction yield range:	5.51% - 12.40%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Feb-1980	Debt/Income ratio:	20%
Credit score:	720-739 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	25 / 24	Length of status:	17y 2m
Amount delinquent:	$0	Total credit lines:	63	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$207,702	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	90%
		Homeownership:	Yes
Screen name:	MastersJacket	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	720-739 (Latest)
Principal borrowed:	$12,000.00	< 31 days late:	0 ( 0% )	720-739 (Mar-2010)
Principal balance:	$9,645.27	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Pay last high interest rate card
Purpose of loan:
This loan will be used to accelerate my plan to be debt free within?5 years.?

My financial situation:
I am a good candidate for this loan because I have stable employment and a very good payment history.? I do not sign loan agreements unless I know I have the resources to meet the obligation.

Monthly net income: $ 7500

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 700
??Car expenses: $350
??Utilities: $ 100
??Phone, cable, internet: $ 75
??Food, entertainment: $ 400
??Clothing, household expenses $ 250
??Credit cards and other loans: $?3500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487814
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$316.34

Auction yield range:	10.51% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-2004	Debt/Income ratio:	19%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,357	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	No
Screen name:	awesome-peace254	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Young professional paying off CCs
Purpose of loan:
This loan will be used to pay off credit card balances in full on 3 of my credit cards ($4,500).? The rest of the loan will be split between the two remaining cards that hold the highest APR ($2000 to one, $1,000 to the other).?

My financial situation:
I am a good candidate for this loan because I am a young professional with a steady job and income stream.? I have credit card debt from college that I am working off.? This loan will be at a higher APR than most of my credit cards, but the deciding factor in approaching this loan is the psychology of credit card debt.? I struggle to feel the momentum of paying off debt when paying out to 5 different creditors, with different balances, interest rates, and due dates.? With this loan, I can see all of my debt in one place, make single large monthly payments ($700 - $1,000), and see the results actually happen.?

I have never been late on any credit card or loan payment.

The revolving credit balance that Prosper displays if $3,000 higher than my actual balance.? I am not sure why, but will look into it.? Also, I plan to pay off this loan in much less time than 3 years.?

I am willing to answer any questions, so please feel free to ask.? Thank you.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 450
??Insurance: $ 50
??Car expenses: $ 100
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 950
??Other expenses: $ 600
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487822
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$316.65

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1997	Debt/Income ratio:	33%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	16 / 11	Length of status:	10y 11m
Amount delinquent:	$71	Total credit lines:	45	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,026	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	25%
		Homeownership:	No
Screen name:	coin-course5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Family car and to and from work
Purpose of loan:
This loan will be used to? get a used auto for the family and so i can go to work. Please help i dont have another way to work

My financial situation:
I am a good candidate for this loan because? I am better off financially than other years and i will not be doing this payment alone

Monthly net income: $ a little bit more than 3000

Monthly expenses: $
??Housing: $?
??Insurance: $?250
??Car expenses: $
??Utilities: $?250
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487826
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1994	Debt/Income ratio:	31%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	13 / 10	Length of status:	10y 10m
Amount delinquent:	$3,282	Total credit lines:	30	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,542	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	angvie	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	580-599 (Jun-2008)
Principal balance:	$541.78	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
paying for bills
Purpose of loan:
This loan will be used to?pay some bills.?

My financial situation:
I am a good candidate for this loan because? I have a loan with Prosper and I always been current with my payments.

Monthly net income: $ 2,500.00

Monthly expenses: $
??Housing: $ 800.00
??Insurance: $ 75.00
??Car expenses: $ 425.00
??Utilities: $ 100.00
??Phone, cable, internet: $75.00
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 150.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487834
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$271.42

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1984	Debt/Income ratio:	22%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	9 / 4	Length of status:	0y 2m
Amount delinquent:	$75	Total credit lines:	40	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$25,378	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	return-gondola5	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487838
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-1963	Debt/Income ratio:	26%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 6	Length of status:	14y 9m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,030	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	income-serenity1	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay some bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487840
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$316.34

Auction yield range:	10.51% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1995	Debt/Income ratio:	16%
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	9 / 8	Length of status:	1y 6m
Amount delinquent:	$1,084	Total credit lines:	36	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$67,487	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	86%
		Homeownership:	Yes
Screen name:	loot-base6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a credit card
Purpose of loan:
This loan will be used to pay off a credit card.

My financial situation:
I am a good candidate for this loan because I am responsible and will be paying off several loans in 2011.

Monthly net income: $ 9,000

Monthly expenses: $
??Housing: $ 2900
??Ins: $ 300
??Car expenses: $ 300
??Utilities: $ 200
??Phone, cable, internet: $ 50
??Food, entertainment: $ 1000
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 3000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487852
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Aug-1996	Debt/Income ratio:	11%
Credit score:	600-619 (Nov-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	5	Current / open credit lines:	11 / 10	Length of status:	17y 2m
Amount delinquent:	$3,572	Total credit lines:	46	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,524	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	81%
		Homeownership:	No
Screen name:	TROYCHRISTOPHER	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	62 ( 100% )	600-619 (Latest)
Principal borrowed:	$6,050.00	< 31 days late:	0 ( 0% )	600-619 (Oct-2010) 640-659 (Oct-2009) 620-639 (Apr-2009) 580-599 (Nov-2007)
Principal balance:	$2,871.27	31+ days late:	0 ( 0% )
Total payments billed:	62
Description
Lenders 5 YR Member Here 3 Loans A+
Purpose of loan: Personal use.

My financial situation:
I am a good candidate for this loan because? never missed a payment never been late. Been a prosper member over?5 Years., over 61 Payments made and never late
..
The delinquent amount is from a couple of hospital bills that I was paying on but got behind and was sent over to a collection agency. It is from 2003 and I have perfect payment history on all my bills now. Very Low credit card debt and great income.

Monthly net income: $ 5,500

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487870
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 17.07%	Starting monthly payment:	$346.16

Auction yield range:	5.51% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-2004	Debt/Income ratio:	22%
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	3y 2m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$295	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	4%
		Homeownership:	No
Screen name:	disk788	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Jackson
Purpose of loan:
This loan will be used for an investment opportunity.? This $10000 will be part of a down payment for the purchasing of rental property.? The property has already been financed and this is the last portion of money that is needed for this particular opportunity.

My financial situation:
I am a good candidate for this loan because I have?recently paid off 2 credit cards?I owed money on and?the only debt I have at this moment is my vehicle.? I?have no doubt that I would be able to make the monthly payments without any sort of problem on this loan.? I have a full-time job and on top of the 40 hours a week, I often work 12-15 hours of overtime a week.? I am single and I do not have any children or other family members that I support.

Monthly net income: $ 3000-3300

Monthly expenses: $
??Housing: $ 260
??Insurance: $ 157
??Car expenses: $?420??
??Utilities: $ 0
??Phone, cable, internet: $?80
??Food, entertainment: $ 150
??Clothing, household expenses $?100
??Credit cards and other loans: $?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487882
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Dec-2010)	Inquiries last 6m:	7	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,273	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	appetizing-nickel1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
700 score paying off credit cards
Purpose of loan:
This loan will be used to? pay down credit cards

My financial situation:
I am a good candidate for this loan because?As you can see I have paid off a 1/2 a million dollar loan a 100k line of credit and multiple vehicles. I have been in the same industry for 13years and always secured my income. I have equity in my home which I am refinancing a 4.5% which will release a extra 200 dollars a month plus the pay off? credit cards will give some additional pay out money. The loan should be paid off on time or before term.

Monthly net income: $ 7200 including spouse

Monthly expenses: $
??Housing: $ 2162.50
??Insurance: $ 300
??Car expenses: $ 851
??Utilities: $ 250
??Phone, cable, internet: $ 170
??Food, entertainment: $ 1000
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 624
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487888
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.30%

Starting lender yield:	6.65%	Starting borrower rate/APR:	7.65% / 7.99%	Starting monthly payment:	$467.63

Auction yield range:	2.51% - 6.65%	Estimated loss impact:	1.30%
Lender servicing fee:	1.00%	Estimated return:	5.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Sep-1994	Debt/Income ratio:	16%
Credit score:	800-819 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 15	Length of status:	12y 0m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,030	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	Yes
Screen name:	veets1672	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	800-819 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	820-839 (Jan-2010) 780-799 (Dec-2007)
Principal balance:	$3,701.00	31+ days late:	0 ( 0% )
Total payments billed:	46
Description
Putting in new kitchen cabinets
Purpose of loan:

We're looking to get new kitchen cabinets and I don't want to put them on a credit card and pay that interest.? I've had a great experience with Prosper.com and want to continue to use this service.

My financial situation:

I have had two prior loans through Prosper--one paid and open--and have never missed a payment.? My annual earnings have increased each year over the last 3 years and will continue through the foreseeable future.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487898
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-1997	Debt/Income ratio:	43%
Credit score:	680-699 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 19	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$206,057	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	Yes
Screen name:	moneynow1234	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	39 ( 100% )	680-699 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	680-699 (Oct-2009) 700-719 (Aug-2008) 660-679 (Jun-2008) 660-679 (Apr-2008)
Principal balance:	$3,661.31	31+ days late:	0 ( 0% )
Total payments billed:	39
Description
Debt Consolidation
Purpose of loan:
The funds will be used to grow a stabilized, profitable real estate investment portfolio.

My financial situation:
The debt will be serviced with cash flow from the real estate portfolio and household income.? Cash flow from real estate totals $1,100 per month, and combined household salaries have totaled $9,000 per month from positions held a minimum of 5 years. ?? My prosper score is rated a 4.? This is due to: 1) Active shopping of mortgage rates in the normal course of business 2) ?High levels of 0-4% interest credit card debt financing, rotated in the normal course of business to preserve favorable rates.? To date, there has never been a missed or late payment in my credit history including two prosper loans.

Monthly net income: $ 10,000
Monthly expenses: $ 8,000
Housing: $ 2,000
Insurance: $ 150
Car expenses: $ 300
Utilities: $ 300
Phone, cable, internet: $ 200
Food, entertainment: $ 1,000
Clothing, household expenses $ 500
Credit cards and other loans: $ 3,000
Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487906
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.50%

Starting lender yield:	9.95%	Starting borrower rate/APR:	10.95% / 14.53%	Starting monthly payment:	$49.07

Auction yield range:	3.51% - 9.95%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.42%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-1990	Debt/Income ratio:	3%
Credit score:	860-879 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	15y 7m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	benjamins-boomer426	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Extra Christmas Cash
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487910
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-2001	Debt/Income ratio:	11%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	5y 10m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,439	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	1%
		Homeownership:	No
Screen name:	wampum-network9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
DEBT CONSOLIDATION
Purpose of loan:
DEBT CONSOLIDATION

My financial situation:
I am a good candidate for this loan because I have a good credit score and credit ratings

Monthly net income: $ 7300

Monthly expenses: $
??Housing: $?0
??Insurance: $ 260
??Car expenses: $ 273????
??Utilities: $ 200????
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200????
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 700
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487916
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$99.52

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jan-1998	Debt/Income ratio:	10%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 11	Revolving credit balance:	$1,501	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	15	Bankcard utilization:	90%
		Homeownership:	Yes
Screen name:	payment-rumbler0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to??
pay off credit card debt.
My financial situation:
I am a good candidate for this loan because?
I pay all?of my bills on time each month?and will do the same?with this personal loan if lenders are gracious enough to?bless me with the opportunity to do so!??
Monthly net income: $???2,400??????????????

Monthly expenses: $
??Housing: $ 1,100????????????
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 150
??Phone, cable, internet: $ 150????
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?100
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487918
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$334.75

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Oct-1998	Debt/Income ratio:	29%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	3	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	6y 5m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,585	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	patpearl	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2010) 720-739 (Jan-2010) 740-759 (Sep-2009) 700-719 (Jul-2008)
Principal balance:	$109.73	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
Auto loan payoff
Purpose of loan:
This loan will be used to pay off auto loan we co-signed.

My financial situation:
I am a good candidate for this loan because we always pay our bills on time and are working to increase our credit score for the future.

Monthly net income: $ 3800
Monthly expenses: $
??Housing: $?1300
??Insurance: $ 300
??Car expenses: $?500
??Utilities: $?225
??Phone, cable, internet: $ 240
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 200
??Other expenses: $ 80
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487934
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jul-2002	Debt/Income ratio:	40%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	3y 1m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,096	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Homeownership:	No
Screen name:	shorty842001	Borrower's state:	California	Borrower's group:	BORROWERS - LARGEST GROUP
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	35 ( 100% )	640-659 (Latest)
Principal borrowed:	$10,500.00	< 31 days late:	0 ( 0% )	640-659 (Mar-2010) 600-619 (Aug-2009) 600-619 (Nov-2007) 520-539 (Nov-2006)
Principal balance:	$3,683.91	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
New beginnings
Purpose of loan:
This loan will be used to consolidate debt and provide a wonderful Christmas for my family. Its that time of year when I like to consolidate all my debt accumulated throughout the year, this includes my current prosper loan. I will be using my tax return towards the loan. If it does not pay it off in full I plan on having it paid off by summer. I do plan on buying a home this next year and paying off all my present debt is the first step.

My financial situation:
I am a good candidate for this loan because I am very responsible and pay all my bills on time. Its a good feeling every month getting those paychecks and being able to pay all my bills. Prosper has been great to me thus far. Having one monthly payment verses several is much easier to maintain. I like that my prosper payment is automatically deducted from my checking account. All in all prosper loans make consolidating debt very easy and convenient.

Monthly net income: $ 2,950

Monthly expenses: $
??Housing: $ 475.00
??Insurance: $ 187.00
??Car expenses: $ 383.03
??Utilities: $ 150.00
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ right now I have 3 credit card payments totaling $150 per month and my current prosper loan which is $181.00 per month. This new prosper loan payment would be about that much.
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487940
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$210.89

Auction yield range:	10.51% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-2003	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	5 / 3	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	18	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,380
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	p2ploan-flamenco	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fixing the Bathroom
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487942
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Feb-1979	Debt/Income ratio:	26%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	25 / 23	Length of status:	23y 1m
Amount delinquent:	$577	Total credit lines:	91	Occupation:	Pilot - Private/Com...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,511	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	conner	Borrower's state:	Texas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	640-659 (Latest)
Principal borrowed:	$11,500.00	< 31 days late:	0 ( 0% )	640-659 (May-2010) 600-619 (Oct-2006) 620-639 (Aug-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
paying off payday loans
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487970
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 17.07%	Starting monthly payment:	$173.08

Auction yield range:	5.51% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1982	Debt/Income ratio:	17%
Credit score:	760-779 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	15y 11m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,014	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	24%
		Homeownership:	No
Screen name:	human238	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
helping family through hardship
Purpose of loan:
This loan will be used to assist my daughter through a recent hardship. She has 6 children and works very hard at her job. She does her best to provide for her children. She is needing assistance to look into renting a new home, as her current home is being put up for sale. I would like to help her in anyway I can. The search for a new home can be very difficult and expensive if you don't have the money upfront at the time a property beiomes available.

My financial situation:
I am a good candidate for this loan because I do not have very many expenses and my credit rating shows that I am worthy of paying the loan back without any problems.

Monthly net income: $ 1061

Monthly expenses: $560
??Housing: $ 0
Insurance: $ 0
??Car expenses: $0
??Utilities: $ 100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 250
??Clothing, household expenses $ 60
??Credit cards and other loans: $40
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 487982
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$76.90

Auction yield range:	16.51% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1997	Debt/Income ratio:	19%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	7	Current / open credit lines:	11 / 6	Length of status:	2y 9m
Amount delinquent:	$24,089	Total credit lines:	51	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$298	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	40	Bankcard utilization:	37%
		Homeownership:	Yes
Screen name:	starvinglawyer	Borrower's state:	Oklahoma	Borrower's group:	HARD MONEY LOANS
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
HELP me get back on my feet!
Purpose of loan:
This loan will be used to pay off extremely high interest payday loans.? I am currently paying over $400 per paycheck in fees alone on these debts.? I have a three year old daughter and recognize that the stress I am under a result of these loans is not good for her and I really would like to have a manageable payment.? I had previously listed this request for $1970 and was 73% funded when my listing expired.? I am very hopeful that the lower amount (I managed to work out a deal on one of the?pdls so it is not an issue any longer) will help me receive funding.? Thank you all and God Bless.? This assistance will help me out more than is imaginable.

My financial situation:
I am a good candidate for this loan because I have a stable income and have learned from past mistakes and am ready to move forward with my life.? I have made payment arrangements on all delinquent accounts and am making payments to them on a monthly basis as agred.? My past financial health is not so good and I am not proud of that.? However, I am trying to put the past behind me and get a new start.?

Monthly net income: $ 3462 (me) + $1200 (spouse) = $4662

Monthly expenses: $ 3960
??Housing: $ 854
??Insurance: $?258
??Car expenses: $ 213
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $?200
??Clothing, household expenses $?25
??Credit cards and other loans: $ 1600
??Other expenses: $ 460 (daycare)
Information in the Description is not verified.